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                                                                    Exhibit 5(a)


Balch & Bingham LLP
1901 Sixth Ave. North
Birmingham, Alabama 35203
205-251-8100

                                 March 12, 2002

Compass Bancshares, Inc.
15 South 20th Street
Birmingham, Alabama 35233

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Compass Bancshares, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-3, including preliminary prospectuses and a prospectus supplement (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of (1) Common Stock to be issued by the Company, (2) Preferred Stock to be issued by the Company, (3) Debt Securities to be issued by the Company, (4) Warrants to be issued by the Company, (5) Capital Securities to be issued by Compass Trust III and Compass Trust IV, (6) Junior Subordinated Debt Securities to be issued by the Company and (7) the Company's Guarantees (as defined in the Registration Statement) with respect to such Capital Securities. The Debt Securities will be issued pursuant to an Indenture, as supplemented, between the Company and the trustee named therein (a "Debt Securities Indenture"), the Junior Subordinated Notes will be issued pursuant to a junior subordinated indenture, as supplemented, between the Company and the trustee named therein (the "Junior Subordinated Indenture") and the Guarantees will be issued pursuant to separate guaranty agreements between the Company and the trustee named therein (the "Guaranty Agreements"), in each case in the respective forms filed as exhibits to the Registration Statement.

         We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company, when the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Capital Securities, the Junior Subordinated Notes and the Guarantees have been issued:

         (1) When the Debt Securities Indenture and any supplemental indenture to be entered into in connection with the issuance of the Debt Securities has been duly executed and delivered by the proper officers of the Company and the trustee named


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therein, and when the Debt Securities have been executed, authenticated and delivered in accordance with the terms of the Debt Securities Indenture, the Debt Securities will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, moratorium and similar laws from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity, the holders and owners thereof will be entitled to all the rights and security afforded by the Debt Securities Indenture.

         (2) When certificates for the Common Stock, the Preferred Stock and the Warrants have been executed, countersigned and registered in accordance with such resolutions of the Board of Directors and the By-Laws of the Company, the shares of Common Stock and Preferred Stock will be legally issued, fully paid and non-assessable shares of the Company, and the Warrants will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, moratorium and similar laws from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity and the holders and owners thereof will be entitled to all the rights and preferences to be set forth in the charter of the Company, as amended.

         (3) When the Debt Securities Indenture and any supplemental indenture to be entered into in connection with the issuance of the Debt Securities, the Junior Subordinated Indenture and any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Debt Securities or the Guaranty Agreements, as applicable, have been duly executed and delivered by the proper officers of the Company and the trustees named therein, and when the Debt Securities, the Junior Subordinated Debt Securities and the Guarantees, as the case may be, have been executed, authenticated and delivered in accordance with the terms of the Debt Securities Indenture, the Junior Subordinated Indenture and the Guarantee Agreement, as applicable, the Debt Securities, the Junior Subordinated Debt Securities and the Guarantees will be valid, binding and legal obligations of the Company, subject to applicable bankruptcy, moratorium and similar laws from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity.

         We hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the statements with respect to our firm under the caption "Legal Matters" in the prospectus.



                                       Very truly yours


                                       /s/Balch & Bingham LLP